FOR IMMEDIATE RELEASE	CONTACT: KEVIN L. BARNETT (614) 870-5603

CORE MOLDING TECHNOLOGIES ANNOUNCES ADDENDUM TO COMPREHENSIVE SUPPLY AGREEMENT

COLUMBUS, OHIO – February 3, 2010 — Core Molding Technologies, Inc. (NYSE Amex: CMT) today announced that it has signed an addendum to its Comprehensive Supply Agreement with Navistar, Inc. (“Navistar”). In accordance with this addendum, Core has agreed to shift production of certain products from its Columbus, Ohio facility to its Matamoros, Mexico facility. The shift from Columbus to Matamoros is being driven by Navistar’s relocation of certain production to its Escobedo, Mexico assembly plant. Under the terms of the Supply Agreement, Navistar will continue to purchase 100% of its original equipment and service requirements that presently exist for specified fiberglass reinforced products from Core. Core plans to incur approximately $3.0 million of expense for transfer and startup costs and $1.0 million of capital associated with this move. Core expects to transfer approximately 90 positions from Columbus to Matamoros by the end of June as a result of this production relocation.

“This move allows us to better serve Navistar by reducing logistical costs associated with our products and improves our overall competitiveness,” said Kevin L. Barnett, President and Chief Executive Officer. “We look forward to a continued long term relationship with Navistar,” Barnett added. “We are also sensitive to the impact of this move on our Columbus work force who have contributed so much to our Company, however this move could not be avoided due to Navistar’s production changes,” said Barnett. “Core continues to be very committed to Columbus and will increase its efforts to attract new business to the Columbus facility as a result of this transfer,” Barnett continued.

Core Molding Technologies is a compounder of sheet molding compound (SMC) and molder of fiberglass-reinforced plastics. The company produces high quality fiberglass-reinforced, molded products and SMC materials for varied markets, including medium and heavy-duty trucks, automobiles, personal watercraft, and other commercial products. The company offers customer a range of manufacturing processes to fit various volume and capital requirements. These processes include compression molding, resin transfer molding (RTM), spray-up and hand-lay-up. Core Molding Technologies has its headquarters in Columbus, Ohio, and operates plants in Columbus and Batavia, Ohio, Gaffney, South Carolina, and Matamoros, Mexico. More information on Core Molding Technologies can be found at www.coremt.com.

This press release contains certain forward-looking statements within the meaning of the federal securities laws. As a general matter, forward-looking statements are those focused upon future plans, objectives or performance as opposed to historical items and include statements of anticipated events or trends and expectations and beliefs relating to matters not historical in nature. Such forward-looking statements involve known and unknown risks and are subject to uncertainties and factors relating to Core Molding Technologies operations and business environment, all of which are difficult to predict and many of which are beyond Core Molding Technologies’ control. These uncertainties and factors could cause Core Molding Technologies’ actual results to differ materially from those matters expressed in or implied by such forward-looking statements.

Core Molding Technologies believes that the following factors, among others, could affect its future performance and cause actual results to differ materially from those expressed or implied by forward-looking statements made in this press release: business conditions in the plastics, transportation, watercraft and commercial product industries; general economic conditions in the markets, sometimes driven by federal and state regulations (including engine emission regulations), in which Core Molding Technologies operates; dependence upon three major customers as the primary source of Core Molding Technologies’ sales revenues; recent efforts of Core Molding Technologies to expand its customer base; failure of Core Molding Technologies’ suppliers to perform their contractual obligations; the availability of raw materials; inflationary pressures; new technologies; competitive and regulatory matters; labor relations; the loss or inability of Core Molding Technologies to attract and retain key personnel; compliance changes to federal, state and local environmental laws and regulations; the availability of capital; the ability of Core Molding Technologies to provide on-time delivery to customers, which may require additional shipping expenses to ensure on-time delivery or otherwise result in late fees; risk of cancellation or rescheduling of orders; management’s decision to pursue new products or businesses which involve additional costs, risks or capital expenditures; and other risks identified from time-to-time in Core Molding Technologies other public documents on file with the Securities and Exchange Commission, including those described in Item 1A of the 2008 Annual Report to Shareholders on Form 10-K.